CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" and to the use of our report dated March 13, 2001, in the Registration Statement Amendment No. 3 (Form SB-2) and related Prospectus Lifestream Inc. for the registration of shares of its common stock.

Vancouver,  Canada
May  1,  2001


Manning  Elliott
(formerly Elliott, Tulk, Pryce Anderson)
CHARTERED  ACCOUNTANTS


    /s/
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Manning  Elliot


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